Exhibit 99.1

FOR IMMEDIATE RELEASE

SPCC REPORTS SECOND QUARTER ECOMOMIC RESULTS

LIMA, PERU, July 22, 2004 - Southern Peru Copper Corporation (NYSE: PCU and LSE: PCUC1) today reported net earnings of  $120.9 million, or diluted earnings per share of $1.51, for the second quarter of 2004 compared with $21.6 million, or diluted earnings per share of 27 cents, for the second quarter of 2003.  For the first half of 2004, net earnings were $207.7 million, or diluted earnings per share of $2.60, compared to $40.0 million, or diluted earnings per share of 50 cents after the cumulative effect of a change in accounting principle, which reduced earnings per share by 2 cents for the first half of 2003.

Sales of products were $389.0 million in the second quarter of 2004 compared with $168.4 million in the second quarter of 2003.  Sales of products for the first half of 2004 totaled $663.1 million compared with $343.2 million for the same period of the previous year.

The average price for copper on the London Metal Exchange (LME) in the second quarter of 2004 was $1.27 per pound compared with 74 cents per pound for the same period in the prior year.  The average price for copper on the New York Commodity Exchange (COMEX) in the second quarter of 2004 was $1.23 per pound, compared with 75 cents per pound in the second quarter of 2003.  The average price for molybdenum, one of the Company’s principal by-products, was $14.57 per pound in the second quarter of 2004, compared with $5.21 per pound for the same period of 2003.  The price of silver, another important by-product was $6.25 per ounce on the COMEX in the second quarter of 2004, compared with $4.59 per ounce in the second quarter of 2003.

Mine copper production increased 6.9% to 218 million pounds in the second quarter of 2004 compared with the second quarter of last year.  This increase of 14 million pounds included 13.9 million pounds from the Toquepala mine, 3.5 million pounds from the Cuajone mine and a decrease of 3.4 million pounds in solvent extraction/electrowinning (SX/EW) production.  The increase in production from the Toquepala and Cuajone mines was largely the result of higher ore grades in the 2004 period.  The principal reason for the 3.4 million pound decrease in SX/EW production was lower grade of PLS (pregnant leaching solution).

Commenting on the Company’s economic results for the second quarter of 2004, Mr. Oscar González Rocha, President and General Director of SPCC said, “The improvement in earnings for the second quarter of 2004 is principally due to the continued robust metal prices and the increase in production and sales of Company products, and to the contributions of the program started in the first quarter to add value to our main product by converting copper cathodes into semi-manufactured form, (the inventory build-up for this purpose was completed in the first quarter of 2004).   In addition, during the quarter the Company increased cash balances by $55.9 million despite paying off $55 million of debt. The Company, however, is concerned by the imposition of a royalty tax late in the second quarter, which may result in a slowdown of the growth of Peru’s mining industry.

Reporting on the Company’s modernization program, Mr. González Rocha said, “The Ilo smelter project is moving ahead on schedule with detailed engineering work in process in order to finish by the end of 2006.  Additionally, the Company’s leaching project at the Toquepala mine is also progressing on schedule.  An $8 million contract for construction work was awarded to Cosapi, a Peruvian construction firm, in March 2004.  The contract is part of the $70 million project, which is scheduled for completion in mid-2005 and projected to save the Company $25 million in annual operating costs.”

Southern Peru Copper Corporation is one of Peru’s largest companies and one of the ten largest copper producers worldwide.  The ownership of SPCC’s shares, either directly or through subsidiaries, is as follows: Grupo Mexico (54.2%), Cerro Trading Company (14.2%), Phelps Dodge (14.0%) and other shareholders (17.6%).

Southern Peru Copper Corporation

and Subsidiaries

SUMMARY OF EARNINGS

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003	%	2004	2003	%
	(in millions, except for per share data)
Sales	$389.0	$168.4	131.0	$663.1	$343.2	93.2

Earnings before taxes on income and minority interest of investment shares and non-recurring items	187.8	36.0	421.7	322.5	68.8	368.8

Taxes on income	66.0	14.2	364.8	113.1	26.9	320.4

Minority interest of investment shares	0.9	0.2	350.0	1.7	0.4	325.0

Earnings before cumulative effect of the change in accounting principle	120.9	21.6	459.7	207.7	41.5	400.5

Cumulative effect of the change in accounting principle, net of income tax	—	—	—	—	1.5	—

Net earnings	$120.9	$21.6	459.7	$207.7	$40.0	419.3

Weighted average common shares outstanding (Basic)	80.0	80.0		80.0	80.0
Weighted average common shares outstanding (Diluted)	80.0	80.0		80.0	80.0

Per common share amounts:
Earnings before cumulative effect of the change in accounting principle	$1.51	$0.27		$2.60	$0.52
Cumulative effect of the change in accounting principle	—	—		—	$(0.02)
Net earnings - Basic and Diluted	$1.51	$0.27		$2.60	$0.50
Dividends paid	$0.54	$0.11		$0.81	$0.21

Southern Peru Copper Corporation

and Subsidiaries

Average Metal Prices

	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003	%	2004	2003	%

Copper (per pound - LME)	$1.27	$0.74	72	$1.25	$0.75	67

Copper (per pound - COMEX)	$1.23	$0.75	64	$1.23	$0.75	64

Silver (per ounce - COMEX)	$6.25	$4.59	36	$6.48	$4.63	40

Molybdenum (per pound - Metals Week Mean)	$14.57	$5.21	180	$11.42	$4.63	147

Metal Production and Sales

	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003	%	2004	2003	%

Copper (000s pounds)
Mined	218,000	204,000	6.9	427,100	396,300	7.8
Refined	174,400	182,300	(4.3)	352,800	362,200	(2.6)
Sales	238,900	184,300	29.6	394,200	383,000	2.9

Silver (000s ounces)
Mined	1,030	910	13.2	1,922	1,833	4.9
Refined	968	846	14.4	1,865	1,714	8.8
Sales	1,161	869	33.6	2,101	1,848	13.7

Molybdenum (000s pounds)
Mined	4,859	4,683	3.8	9,711	9,083	6.9
Sales	4,882	4,672	4.5	9,743	9,120	6.8

Southern Peru Copper Corporation

and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003	%	2004	2003	%
	(in thousands, except for per share data)
Net sales	$389,013	$168,387	131	$663,079	$343,225	7

Operating costs and expenses:
Cost of sales	168,736	102,653	64	277,531	217,337	28
Administrative and other expenses	7,643	7,042	9	14,723	13,725	7
Depreciation, amortization and depletion	18,684	18,497	1	37,677	36,369	4
Exploration expense	2,414	2,280	6	4,589	3,155	45
Total operating costs and expenses	197,477	130,472	51	334,520	270,586	24

Operating income	191,536	37,915	405	328,559	72,639	352

Interest income	1,122	813	38	2,201	1,526	44
Other income (expense)	(1,864)	518	(460)	(2,043)	855	(339)
Interest expense	(3,031)	(3,243)	(7)	(6,186)	(6,212)	(0)

Earnings before taxes on income, minority interest and cumulative effect of the change in accounting principle	187,763	36,003	422	322,531	68,808	369

Taxes on income	65,958	14,180	365	113,126	26,911	320

Minority interest of investment shares	894	177	405	1,684	390	332

Earnings before cumulative effect of the change in accounting principle	120,911	21,646	459	207,721	41,507	400

Cumulative effect of the change in accounting principle, net of income tax.	—	—		—	1,541

Net earnings	$120,911	$21,646	459	$207,721	$39,966	420

Per common share amounts:
Earnings before cumulative effect of the change in accounting principle	$1.51	$0.27	459	$2.60	$0.52
Cumulative effect of the change in accounting principle	—	—		—	(0.02)
Net earnings - basic and diluted	$1.51	$0.27	459	$2.60	$0.50
Dividends paid	$0.54	$0.11	375	$0.81	$0.21

Weighted average common shares outstanding (Basic)	80,017	80,010		80,015	80,009
Weighted average common shares outstanding (Diluted)	80,025	80,015		80,025	80,014

Southern Peru Copper Corporation

and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(in thousands)		(in thousands)

OPERATING ACTIVITIES:
Net earnings	$120,911	$21,646	$207,721	$39,966
Cumulative of effect of the change in accounting principle, net of income tax	—	—	—	1,541
Depreciation, amortization and depletion	18,684	18,497	37,677	36,369
Capitalized mine stripping	(11,125)	(10,338)	(17,708)	(19,242)
Minority interest of investment shares	894	177	1,684	390
Cash provided from (used for) operating assets and liabilities	51,553	13,231	(10,036)	(1,098)
Other, net	1,868	3,966	4,078	5,365
Net cash provided from operating activities	182,785	47,179	223,416	63,291

INVESTING ACTIVITIES:
Capital expenditures	(28,014)	(6,815)	(61,642)	(16,004)
Other, net	—	1	—	3
Net cash used for investing activities	(28,014)	(6,814)	(61,642)	(16,001)

FINANCING ACTIVITIES:
Debt incurred (repaid)	(55,000)	50,000	(55,000)	50,000
Escrow (deposits) withdrawals on long-term loans	(241)	183	(5,241)	183
Dividends paid	(43,368)	(9,121)	(64,973)	(16,482)
Distribution to minority interest	(339)	(72)	(507)	(183)
Treasury stock and investment share purchases, net	(22)	(171)	(27)	(306)
Net cash provided from (used for) financing activities	(98,970)	40,819	(125,748)	33,212

Effect of exchange rate changes on cash	138	73	475	2,546

Net increase in cash and cash equivalents	$55,939	$81,257	$36,501	$83,048

Southern Peru Copper Corporation

and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(unaudited)

	June 30, 2004	December 31, 2003	Variance
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$331,973	$295,472	12.4%
Accounts receivable, net	161,568	89,238	81.1
Inventories	96,049	76,692	25.2
Other current assets	11,938	14,549	(17.9)
Total current assets	601,528	475,951	26.4

Net property	1,144,455	1,118,202	2.3
Capitalized mine stripping, net	229,190	215,207	6.5
Intangible assets	107,642	109,007	(1.3)
Other assets	15,311	12,385	23.6
Total Assets	$2,098,126	$1,930,752	8.7%

LIABILITIES
Current liabilities:
Current portion of long-term debt	$20,694	$60,000	(65.5)%
Accounts payable	61,155	48,322	26.6
Accrued liabilities	138,210	78,875	75.2
Total current liabilities	220,059	187,197	17.6

Long-term debt	273,349	289,043	(5.4)
Deferred income taxes	114,153	110,075	3.7
Other liabilities and reserves	17,871	15,854	12.7
Asset retirement obligation	5,455	5,267	3.4
Total non-current liabilities	410,828	420,239	(2.2)

MINORITY INTEREST	9,017	7,913	14.0

STOCKHOLDERS’ EQUITY
Common stock (a)	261,946	261,875	—
Retained earnings	1,196,276	1,053,528	13.5
Total stockholders’ equity	1,458,222	1,315,403	10.9
Total Liabilities, Minority Interest and Stockholders’ Equity	$2,098,126	$1,930,752	8.7%

(a) Common Shares:	Authorized	34,099	34,099
	Outstanding	14,116	14,113

Class A Common Shares: Authorized and Outstanding		65,901	65,901

Southern Peru Copper Corporation

and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(in thousands)		(in thousands)
CAPITAL STOCK:
Common Stock, balance at beginning and end of period	$143	$143	$143	$143

Class A Common Stock, balance at beginning and end of period	$659	$659	$659	$659

ADDITIONAL PAID-IN CAPITAL, balance at beginning and end of period	$265,745	$265,745	$265,745	$265,745

TREASURY STOCK:
Balance at beginning of period	(4,658)	(4,810)	(4,672)	(4,821)
Used for corporate purposes	57	—	71	11
Balance at end of period	(4,601)	(4,810)	(4,601)	(4,810)

RETAINED EARNINGS:
Balance at beginning of period	$1,118,733	$990,608	$1,053,528	$979,649
Net earnings	120,911	21,646	207,721	39,966
Dividends paid	(43,368)	(9,121)	(64,973)	(16,482)
Stock awards	—	—	—	—
	1,196,276	1,003,133	1,196,276	1,003,133

TOTAL STOCKHOLDER’S EQUITY	$1,458,222	$1,264,870	$1,458,222	$1,264,870